UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 13, 2017

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This amendment is being filed to amend the Current Report on Form 8-K filed by Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) on June 14, 2017 (the “Original Report”).  The sole purpose of this amendment is to disclose, as required by regulations of the Securities and Exchange Commission, Regeneron’s decision regarding the frequency of future advisory shareholder votes on executive compensation. No changes have been made to the Original Report.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting of Shareholders of the Company held on June 9, 2017, Regeneron’s shareholders voted, among other matters, on a proposal on the frequency of future advisory shareholder votes on executive compensation.  As reported by the Company in the Original Report, a frequency of every three years received a majority of the votes cast on the proposal. Based on these results and the recommendation of the Compensation Committee and the Corporate Governance and Compliance Committee, Regeneron’s Board of Directors determined that future advisory shareholder votes on executive compensation continue to be held once every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Senior Vice President, General Counsel and Secretary

Date: September 13, 2017